QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-174635) pertaining to the Lone Pine Resources Inc. 2011 Stock Incentive Plan and in the Registration Statement (Form S-8 No. 333-181725) pertaining to the Lone Pine Resources Inc. 2012 Employee Stock Purchase Plan of our report dated March 22, 2012, with respect to the consolidated financial statements of Lone Pine Resources Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Denver, Colorado
March 14, 2013

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm